Exhibit 99.5

CONSENT OF EVERCORE GROUP L.L.C.

January 26, 2017

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 30, 2016, to the Board of Directors of CenturyLink, Inc. (the “Company”) as Annex G to, and the references thereto under the captions “SUMMARY—Opinions of CenturyLink’s Financial Advisors”, “THE COMBINATION AND THE STOCK ISSUANCE—Background of the Combination”, “THE COMBINATION AND STOCK ISSUANCE—CenturyLink’s Reasons for the Combination; Recommendation of the Stock Issuance by the CenturyLink Board” and “THE COMBINATION AND THE STOCK ISSUANCE—Opinions of CenturyLink’s Financial Advisors” in, the joint proxy statement/prospectus included in Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on January 17, 2017 (the “Registration Statement”) and relating to the proposed combination involving the Company and Level 3 Communications, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:

/s/ Daniel B. Mendelow

Daniel B. Mendelow

Senior Managing Director